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                                                                    EXHIBIT 99.7


                           PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of January 2, 2001, is among ProLogis Logistics Services Incorporated, a Delaware corporation (the "Company"), SCI Logistics Holdings LLC, a Delaware limited liability company ("LLC"), CSI/Frigo LLC, a Delaware limited liability company ("Purchaser"), and, solely for purposes of Sections 2 and 13 hereof, ProLogis Trust, a Maryland real estate investment trust ("ProLogis").

         WHEREAS, LLC owns 100 shares of Common Stock, $1.00 par value per share, of the Company (the "Common Shares"), constituting all the issued and outstanding Common Shares; and

         WHEREAS, ProLogis owns all the issued and outstanding preferred shares, $1.00 par value per share (the "Preferred Shares"), of the Company;

         WHEREAS, LLC desires to sell and Purchaser desires to purchase the Common Shares subject to the terms described herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements and warranties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Purchase and Sale. Subject to the terms and conditions herein set forth, Purchaser agrees to purchase and LLC agrees to sell on the Closing Date (as hereinafter defined) the Common Shares, free and clear of all liens, encumbrances, claims and security interests, for $2,144,000 (the "Purchase Price").

2. Taxable Income True Up. Purchaser shall pay to LLC as additional purchase price by not later than October 1, 2001, or if it has been liquidated by that date, to the former Managers of LLC, an amount in cash equal to 25% of any "Net Taxable Income" (as defined below) of LLC for the tax year ended December 31, 2000. Net Taxable Income shall mean the excess of ordinary taxable income (exclusive of distributions received by the Managers from the Company in 2000) over ordinary taxable losses of LLC for the tax year ended December 31, 2000. ProLogis hereby unconditionally guarantees the payment of any amount payable to LLC or the Managers under this Section 2.

3. Release. Subject to the terms and conditions herein set forth, LLC and each of its Managers hereby consents to the execution and delivery by LLC of this Agreement and waives any right of first offer or right of first refusal it or they may have with respect to the Common Shares to be sold pursuant to this Agreement.

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4. Representations and Warranties of the Company. The Company hereby represents and warrants to LLC and ProLogis as follows:

         (a) Due Organization. The Company is duly organized and validly existing as a corporation under the laws of the State of Delaware.

         (b) Authorization. The Company has the requisite power to enter into this Agreement and to carry out its obligations hereunder. This Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor compliance with the terms, conditions or provisions of this Agreement will be a violation of any of the terms, conditions or provisions of the Company's Certificate of Incorporation or of any material agreement or instrument to which it is a party or by which it or its material properties may be bound, or constitute a default or create a right of termination or acceleration thereunder.

         (c) Financial Statements. The consolidated financial statements of the Company as at and for the period ending September 30, 2000, a copy of which is attached hereto as Exhibit A, are true, complete and correct in all material respects and fairly present the financial condition and results of operations of the Company and its consolidated subsidiaries at such date and for such period and were prepared in accordance with U.S. generally accepted accounting principles consistently applied during the periods involved (except as may be indicated in the notes thereto and except for normal recurring adjustments, none of which are material).

         (d) Brokers. The Company has not employed any broker, agent or finder, or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

5. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Company and LLC as follows:

         (a) Due Organization. Purchaser is duly organized and validly existing as a limited liability company under the laws of the State of Delaware.

         (b) Authorization. Purchaser has the requisite power to enter into this Agreement and to carry out its obligations hereunder. This Agreement has been duly authorized by all necessary action on the part of Purchaser and has been duly executed and delivered by Purchaser and constitutes a valid and binding agreement of Purchaser


                                                                               2
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                  enforceable against Purchaser in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor compliance with the terms, conditions or provisions of this Agreement will be a violation of any of the terms, conditions or provisions or Purchaser's Limited Liability Company Agreement or Certificate of Formation or bylaws or of any material agreement or instrument to which it is a party or by which it or its material properties may be bound, or constitute a default or create a right of termination or acceleration thereunder.

         (c) Brokers. Purchaser has not employed any broker, agent or finder, or incurred any liability for any brokerage fees, commissions or finder's fees in connection with transactions contemplated by this Agreement.

6. Representations and Warranties of LLC. LLC hereby represents and warrants to Purchaser, the Company and ProLogis as follows:

         (a) Due Organization. LLC is duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Delaware.

         (b) Authorization. LLC has the requisite power to enter into this Agreement and to carry out its obligations hereunder. This Agreement has been duly authorized by all necessary action on the part of LLC, and this Agreement has been duly executed and delivered by LLC and constitutes a valid and binding agreement of LLC enforceable against LLC in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles. Neither the execution and delivery of this Agreement, consummation of the transactions contemplated hereby, nor compliance with the terms, conditions or provisions of this Agreement, will be a violation of any of the terms, conditions or provisions of LLC's Limited Liability Company Agreement or Certificate of Formation, or of any material agreement or instrument to which LLC is a party or by which LLC or any of its material properties may be bound, or constitute a default or create a right of termination or acceleration thereunder.

         (c) Title. LLC owns the Common Shares free and clear of all liens, encumbrances, claims and security interests, but subject to the Amended and Restated Option Agreement dated as of March 9, 1999, by and among Security Capital Group Incorporated, a Maryland corporation, SC Realty Incorporated, a Nevada corporation, LLC, ProLogis, the Company, Walter M. Mischer, Jr. and William M. Wheless, III.


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         (d)      Access to Information. LLC has been supplied with and has
                  reviewed the most recent financial information of the Company, and has had access to such information as it deems relevant to entering into the Agreement and has had the opportunity to inquire of management of the Company and ProLogis as to any of such information.

         (e) Brokers. LLC has not employed any broker, agent or finder, or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

7. Public Announcements. The parties hereto will consult with each other before issuing, and provide each other with the reasonable opportunity to review and comment upon, any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement without the consent of the other parties (which consent shall not be unreasonably withheld), except as may be required by applicable law, by court process or by obligations pursuant to any listing agreement with any national securities exchange or transaction reporting system so long as the other party is notified promptly by the disclosing party of such press release or public statement.

8. Closing. The purchase and sale of the Ordinary Shares (the "Closing") shall occur at 9:00 a.m. (Mountain time) on January 5, 2001 (the "Closing Date"). The Closing shall take place at the offices of ProLogis in Aurora, Colorado, at which time the parties shall make the deliveries described below. At the Closing, in addition to any other documents required to be delivered under this Agreement, the parties hereto shall deliver the documents described below:

         (a) Deliveries by Purchaser. At the Closing, Purchaser shall deliver or cause to be delivered the following to LLC:

                  (1) the Purchase Price by wire transfer of immediately available funds to the account specified by LLC;

                  (2) a certificate, dated the Closing Date, of the Manager of Purchaser certifying that, as of such date, the representation and warranties of Purchaser are accurate, true and correct with the same force and effect as though made on and as of such date; and

                  (3) a certificate of Purchaser's secretary certifying resolutions of the Manager of Purchaser approving this Agreement and the transactions contemplated hereby (together with incumbency and signature certificates regarding the officer(s) signing on behalf of Purchaser.

         (b) Deliveries by the Company. At the Closing, the Company shall deliver or cause to be delivered the following:


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                  (1)      a certificate, dated the Closing Date, of an
                           executive officer of the Company, certifying that, as of such date, the representations and warranties of the Company are accurate, true and correct with the same force and effect as though made on and as of such date; and

                  (2) a certificate of the Company's secretary, certifying resolutions of the board of directors of the Company, approving this Agreement and the transactions contemplated hereby (together with incumbency and signature certificates regarding the officer(s) signing on behalf of the Company).

         (c) Deliveries by LLC. At the Closing, LLC shall deliver or cause to be delivered the following to Purchaser:

                  (1) a certificate or certificates representing the 100 Common Shares, which certificates shall be duly endorsed in blank or accompanied by duly executed stock powers;

                  (2) the resignations of William M. Wheless, III and Walter M. Mischer, Jr. from the Company's board of directors and any other position such persons may hold with the Company;

                  (3) a certificate, dated the Closing Date, of the Managers of LLC certifying that, as of such date, to the best of their knowledge, the representations and warranties of LLC are accurate, true and correct with the same force and effect as though made on and as of such date;

                  (4) a certificate of LLC's Managers certifying resolutions of the Managers of LLC and action of the members of LLC approving this Agreement and the transactions contemplated hereby (together with an incumbency and signature certificate regarding the Manager(s) of LLC).

9. Conditions to the Obligations of Purchaser and the Company. The obligations of Purchaser and the Company under this Agreement are subject to the fulfillment of each of the following conditions:

         (a) Performance. LLC shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it.

         (b) Injunctions. No preliminary or permanent injunction or other final order by any United States federal or state court or Luxembourg court shall have been issued which prevents the consummation of the transactions contemplated hereby.

10. Conditions to the Obligations of LLC. The obligations of LLC under this Agreement are subject to the fulfillment of each of the following conditions:


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         (a)      Performance. Purchaser and the Company shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by them.

         (b) Injunctions. No preliminary or permanent injunction or other final order by any United Stated federal or state court shall have been issued which prevents the consummation of the transactions contemplated hereby.

11. Survival. The representations and warranties of the parties shall survive the Closing for a period of one year.

12. Release and Waiver. Effective upon the Closing of the transactions contemplated hereby, except for any claims which may arise under this Agreement or for indemnification or advancement of expenses under any indemnification agreements of the Company in favor of any of the members or Managers of LLC, each party irrevocably waives, releases, remises, quitclaims, discharges and covenants not to sue the other parties, their respective predecessors, subsidiaries, parents, and affiliates, and their respective past, present, and future officers, directors, partners, members, managers, agents, employees, attorneys, and each of them regarding any and all rights, claims, demands, liabilities, benefits, grievances or causes of action that it and its successors, assigns and affiliates may have against the other parties and such persons which have resulted from the relationship between the parties on or prior to the Closing Date.

13. Termination of Contracts. Each of the parties agrees that, concurrently with the Closing, each of the following agreements shall be terminated and of no further force or effect, and each party will take such actions as may be necessary to cause such agreements to be so terminated: (i) Purchase Agreement, dated as of March 9, 1999, between ProLogis and LLC; (ii) Letter Agreement, dated as of March 9, 1999, from LLC to ProLogis; (iii) Letter Agreement from ProLogis to Walter M. Mischer, Jr., William M. Wheless III, Security Capital Group Incorporated and SC Realty Incorporated relating to the "Change of Control Put Right" described therein; (iv) Letter Agreement, dated as of March 9, 1999, from LLC to the Company regarding the financial advisory services described therein; and (v) Amended and Restated Option Agreement, dated as of March 9, 1999, by and among Security Capital Group Incorporated, SC Realty Incorporated, LLC, ProLogis, the Company, Walter M. Mischer, Jr. and William M. Wheless, III.

14. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors, assigns and affiliates.

15. Notices. Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing and shall be given by delivery, by fax or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:


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         If to ProLogis:

                  ProLogis Trust
                  14100 E. 35th Place
                  Aurora, CO  80011
                  Attention:  Edward S. Nekritz
                  Fax:  (303) 576-2761

         If to Purchaser:

                  CSI/Frigo LLC
                  c/o ProLogis Trust
                  14100 E. 35th Place
                  Aurora, CO  80011
                  Attention:  Edward S. Nekritz
                  Fax:  (303) 576-2761

         with a copy to:

                  Mayer, Brown & Platt
                  190 South LaSalle Street
                  Chicago, IL  60603
                  Attention:  Michael T. Blair
                  Fax:  (312) 701-7711

         If to the Company:

                  ProLogis Logistics Services Incorporated
                  c/o ProLogis Trust
                  14100 E. 35th Place
                  Aurora, CO  80011
                  Attention:  Edward S. Nekritz
                  Fax:  (303) 576-2761

         If to LLC:

                  SCI Logistics Holdings LLC
                  c/o Security Capital Group Incorporated
                  125 Lincoln Avenue, Suite 300
                  Santa Fe, New Mexico 87501
                  Attention:  Jeffrey A. Klopf
                  Fax:  (505) 988-8920


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         with a copy to:

                  Stuart Milam
                  Security Capital Group Incorporated
                  7777 Market Center
                  El Paso, TX  79912
                  Fax:  (915) 877-6306

         and a copy to:

                  Walter M. Mischer, Jr.
                  2727 North Loop West, Suite 200
                  Houston, TX  77008
                  Fax:  (713) 864-0526

         or to such other address with respect to a party as such party shall notify the other in writing.

16. Waiver. No party may waive any of the terms or conditions of this Agreement except by a duly signed writing referring to the specific provision to be waived.

17. Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto and their affiliates.

18. Expenses. Except as otherwise expressly contemplated herein to the contrary, regardless of whether the transactions contemplated hereby are consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

19. Captions. The Section and Paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

21. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first executed.

                                    PROLOGIS LOGISTICS SERVICES
                                    INCORPORATED


                                    By:  /s/ Edward S. Nekritz
                                         ------------------------------
                                             Edward S. Nekritz
                                             Senior Vice President

                                    PROLOGIS TRUST, solely for purposes of
                                    Sections 2 and 13 hereof


                                    By: /s/ Edward S. Nekritz
                                        -------------------------------
                                             Edward S. Nekritz
                                             Senior Vice President


                                    CSI/FRIGO LLC,
                                    a Delaware limited liability company


                                    By: /s/ K. Dane Brooksher
                                        -------------------------------
                                             K. Dane Brooksher, Manager


                                    SCI LOGISTICS HOLDINGS LLC,
                                    a Delaware limited liability company


                                    By: /s/ Walter M. Mischer, Jr.
                                        ----------------------------------------
                                             Walter M. Mischer, Jr., Manager


                                    By:  /s/ William M. Wheless, III
                                         ------------------------------
                                             William M. Wheless, III, Manager



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                                    EXHIBIT A


        Financial Statements of ProLogis Logistics Services Incorporated as at and for the period ending September 30, 2000




                             [intentionally omitted]